UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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HYDROFLO, INC.

(Name of Registrant as Specified in Its Charter)

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HYDROFLO, INC.
2501 Reliance Avenue
Apex, North Carolina 27539
Telephone: (919) 355-1200

NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS
at 2pm on FRIDAY, January 19, 2007

To the Shareholders:

HydroFlo, Inc. Announces the 2007 Annual Shareholder’s Meeting Schedule

APEX, N.C., December 19, 2007 (MARKET WIRE via COMTEX) -

The Meeting of the Shareholders of HydroFlo, Inc. (the "Company") will be held Friday, January 19, 2007 at 2:00 PM (local time) at the offices of the Company, located at 2501 Reliance Avenue, Apex, North Carolina, for the following purposes:

1.	To approve the de-election of HydroFlo as a BDC;
2.	To Review and vote on other recommendations of BCGU ;
3.	To transact such other businesses as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on January 1, 2007, are entitled to notice of the meeting and to vote at the meeting and any adjournments thereof.

By order of the Board of Directors,

George Moore III
Chairman, President and Chief Executive Officer

HydroFlo, Inc. is a business development company, as defined by the Investment Act of 1940. Headquartered in Apex, North Carolina, HydroFlo's core focus is to seek out synergistic acquisitions that will provide capital appreciation and income from its portfolio companies. The mission of HydroFlo, Inc. is to acquire and develop innovative technologies and businesses that will improve the quality of water throughout the world by means of detection, treatment and removal of contaminants.

SOURCE: HydroFlo, Inc.

HYDROFLO, INC.
2501 Reliance Avenue
Apex, North Carolina 27539
Telephone: (919) 355-1200

INFORMATION STATEMENT

SUBSTITUTE ANNUAL MEETING

This information statement is being furnished to shareholders of HydroFlo, Inc., a North Carolina corporation (the "Company"), to accompany the notice of a special meeting that will serve as the 2006 Annual Meeting of Shareholders (“Annual Meeting”) to be held:

  ●   Friday, January 19,2007
  ●   2:00 p.m. (local time - EST USA)
  ●   Offices of the Company
2501 Reliance Avenue
Apex, North Carolina

The Board has fixed the close of business on January 1, 2007 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. This Information Statement is first being mailed to the shareholders on or about October 15, 2006. This Information Statement is required under the Federal securities rules and is provided to you solely for your information.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

QUORUM

The Company's Bylaws provide that the holders of a majority of the Company's outstanding shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting, and that if there is no quorum present at the opening of the meeting, the Annual Meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.